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                                                                  Exhibit 23.2





                       CONSENT OF DELOITTE & TOUCHE LLP

We consent to the use in this Registration Statement of JT Storage Inc. on Form S-4 of our report dated March 1, 1996 (April 8, 1996 as to Note 16) relating to Atari Corporation, appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.




/s/ Deloitte & Touche
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DELOITTE & TOUCHE LLP

San Jose, California
July 9, 1996